UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 26, 2013

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2013, Ironwood Pharmaceuticals, Inc. (“Ironwood”), Forest Laboratories, Inc. (“Forest”) and Corden Pharma Colorado, Inc. (“Corden”) amended the Commercial Supply Agreement, dated as of March 28, 2011, by and among Ironwood, Forest and Corden (as amended, the “Supply Agreement”), related to the manufacture and supply of linaclotide active pharmaceutical ingredient for North America (the “Amendment”).  The Amendment, among other things, extends the initial term of the Supply Agreement by four years to March 31, 2020.

Ironwood and Forest are parties to a Collaboration Agreement, dated as of September 12, 2007 (as amended, the “Collaboration Agreement”), for the development and commercialization of linaclotide in North America.  Under the terms of the Collaboration Agreement, Forest is responsible, among other things, for drug product and finished goods manufacturing (including bottling and packaging) for its territory, and distributing the finished goods to wholesalers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: November 26, 2013	By:	/s/ Michael J. Higgins
Name: Michael J. Higgins
Title: Chief Operating Officer and Chief Financial Officer